As filed with the Securities and Exchange Commission on September 12, 2025

Registration No. 333-286526

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alphega Innovations Corporation

(Exact name of Registrant as specified in its charter)

Wyoming	SIC 7379	36-5113418
(Incorporation or organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)

30 N Gould St., Ste R Sheridan, WY 82801
+1 (646) 6243352
(Name, address, telephone number of agent for service)

Luis Carlos Ung Chief Executive Officer Alphega Innovations Corporation 30 N Gould St., Ste R Sheridan, WY 82801 +1 (646) 6243352
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Communication Copies to
Jeff Turner JDT Legal, PLLC 897 W Baxter Dr. South Jordan, UTAH 84095 Telephone: (801) 810-4465 Facsimile: (888) 920-1297 Email: jeff@jdt-legal.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby shall amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the issuer is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED September 12, 2025

Alphega Innovations Corporation

1,000,000 SHARES OF COMMON STOCK

This is a public offering of our common stock, with a par value of $0.0001 per share. We are selling 1,000,000 shares of our common stock.

This offering will terminate on the date which is 365 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

We currently expect the public offering price of the shares we are offering to be $1.00 per share of our common stock.

The Company intends, following the effectiveness of this registration statement, to seek quotation of its common stock on the OTC Markets. To be eligible for quotation, a broker-dealer must apply to FINRA to have the Company’s common stock quoted by filing a Form 211 application and demonstrating compliance with the requirements of Rule 15c2-11 under the Securities Exchange Act of 1934. As of the date of this prospectus, the Company has not engaged any broker-dealer and has no agreement or arrangement with any market maker to file such application. There can be no assurance that a market maker will agree to file the Form 211 application or that FINRA will approve such application. Even if approved, there is no assurance that the Company’s common stock will be quoted on any quotation service or stock exchange or that any market for the Company’s common stock will develop. Investors may find it difficult to sell their shares or obtain accurate quotations for the Company’s common stock.

The Company is not currently quoted on OTC Markets or any national exchange and there is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

We currently intend, upon the effectiveness of this registration statement, to voluntarily register our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by filing a Form 8-A registration statement with the Securities and Exchange Commission. Registration under Section 12(g) will subject us to the periodic reporting requirements of the Exchange Act, including the obligation to file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering. This prospectus is not an offer to sell these securities and is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

The offering is being conducted on a self-underwritten, best-efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Any purchaser of common stock in the offering may be the only purchaser, given the lack of a minimum offering amount.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is September 12, 2025

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Gross Proceeds
25% of Offering Sold	250,000	$1.00	-	$250,000
50% of Offering Sold	500,000	$1.00	-	$500,000
75% of Offering Sold	750,000	$1.00	-	$750,000
100% of Offering Sold	1,000,000	$1.00	-	$1,000,000

TABLE OF CONTENTS

The following table of contents has been designed to help you find the information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations, and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The securities offered in this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors”, our “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our financial statements and related notes beginning on page F-1. Our fiscal year-end is November 30. We have included our audited financial statements for the period ended November 30, 2024, As well as the Un-Audited Financial Statements as on May 31, 2025 in this prospectus. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Statement on Forward-Looking Statements” at page 10 of this Prospectus.

Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us” refer to Alphega Innovations Corporation.

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition, and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stocks being offered.

Overview

Alphega Innovations Corporation (“the Company”) was incorporated in Wyoming on July 24, 2024. The Company is an emerging growth company focused on the immersive technology industry, aiming to meet the growing demand for personal and corporate solutions. These include corporate wellness, employee training, digital education, market research, and community engagement, all driven by innovation in corporate services, workforce development, and employee well-being.

Our Corporate History and Background

The Company was incorporated in Wyoming on July 24, 2024. To date, we have incorporated the Company, developed a business plan, raised $59,100 through a private placement of common stock to officers, directors, and private investors, and entered into a significant licensing agreement. On November 30, 2024, we signed a Non-Exclusive Licensing Agreement with Locus Social Inc. This agreement provides us with access to patented technologies critical to our immersive wellness solutions. The agreement is valid for 10 years and is renewable for additional terms unless terminated for breach or non-payment.

Business Overview

We plan to use the net proceeds from this offering to fund our operations (see “Use of Proceeds”) and implement our business plan. Our initial focus will be on the following:

•Developing immersive Platforms and Applications: Creating AR/VR-enabled applications for corporate wellness, mental wellness solutions, and fitness transformation, with potential integration of Artificial Intelligence (Al) for enhanced personalization.

•Establishing Strategic Partnerships: Collaborating with businesses, educational institutions, and wellness centers to pilot and refine our solutions.

•Launching Marketing Initiatives: Targeting key markets, including corporate HR departments fitness centers, and health organizations, to raise awareness and gather feedback.

Our immediate goal is to explore the use and commercialization of our licensed technologies for immersive wellness and corporate development solutions by identifying use cases, developing a proof of concept, and positioning for scaling and revenue generation, and execution of our business plan. Efforts include building a team, creating a minimum viable product and service offering, and preparing marketing materials, subject to sufficient funding and market demand. Given the complexity of our technology, the market, and our lack of operating history, as well as uncertainty regarding funding and the availability of resources, including cash, and many other risk factors (See “Risk Factors”) there can be no assurance that these efforts will be successful. Success is dependent on factors outside of our control, including market conditions, customer demand, the ability to secure adequate funding, and the development and acceptance of our products and solutions, and many other factors.

As a development-stage company with limited operating history, we estimate that at least $250,000 will be required over the next twelve months to execute the next phase of operations, as outlined in our “Plan of Operations.” If we are unable to secure sufficient funding or generate revenue within this timeframe, our ability to continue operations and achieve our objectives may be at significant risk. There can be no assurance that we will be able to obtain the necessary funding or successfully execute our business plan.

Intellectual Property

According to our Non-Exclusive Licensing Agreement with Locus Social Inc., all patents and IP remain the sole property of Locus Social Inc., with any improvements made by Alphega jointly owned, unless otherwise agreed. This agreement allows Alphega to leverage key patented technologies for the development of advanced immersive wellness solutions.

Currently, we have no additional financing arrangements, and there is no guarantee that a public market for our securities will develop. Our success depends on executing our business plan, securing funding, and delivering compelling solutions to our target markets.

Principal Suppliers & Customers

As a development-stage company, we currently do not have any principal suppliers or significant customers. We are in the process of developing our products and services and have not yet generated revenue from commercial operations.

As our business progresses, we anticipate establishing relationships with key suppliers to support the development and delivery of our solutions. Additionally, we plan to identify and engage with prospective customers across various industries aligned with our strategic focus.

We will provide updated disclosures regarding our principal suppliers and customers as these relationships develop and become material to our operations.

Employees

We are an emerging growth company and currently have no employees.

Where You Can Find Us

Our executive offices are located at 30 N Gould St., Ste. R, Sheridan, WY 82801.

THE OFFERING

Issuer:	Alphega Innovations Corporation

Common stock offered by us:	1,000,000 shares of Common Stock at a value of $1.00 per share

Common stock outstanding before the offering:	14,670,000

Common stock to be outstanding after the offering:	15,670,000

Use of proceeds:

We expect to receive net proceeds from this offering of approximately $1,000,000 assuming all the shares offered hereby are sold and after deducting estimated offering expenses payable by us.

We intend to use the net proceeds of the offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend policy:	As of the date of this Prospectus, the Company has not declared or paid cash dividends.

OTC Symbol:	N/A – To be assigned at a later date.

Risk factors:

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

The shares of our Common Stock being offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team, especially our current executive officer. Loss of this individual could have a material adverse effect on our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depend on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business.  If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

Our management team devotes only a portion of their time to our business, which may affect our performance.

Our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer are not currently engaged full-time with the Company. Mr. Luis Carlos Ung (CEO) devotes about 30% of his workweek, Mr. Hung Fong Wang (CFO) devotes approximately 20% of his workweek, and Ms. Shabnoor Shah (COO) devotes about 15% of her workweek to the Company. While each of them brings valuable expertise and leadership to the Company, their other professional commitments may limit their availability, which could impact our ability to execute on business strategies, respond quickly to operational challenges, and achieve long-term goals. Although each executive has represented that there are no known conflicts of interest with their outside activities at this time, there can be no assurance that such conflicts will not arise in the future, particularly as the demands of our business increase.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership, and sales taxes. Several factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board, and increased employee litigation, including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors that could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies that increase the costs of compliance with such laws, regulations, or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and, therefore, on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect customers’ confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company’s financial results and your investment.

The Company needs to increase brand awareness.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical.  Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products, and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

If we are unable to anticipate consumer preferences and successfully develop and offer new, innovative, and updated products and services in a timely manner, or effectively manage the introduction of new or enhanced products and services, our business may be adversely affected.

Our success in maintaining and/or increasing our customer base depends on our ability to identify and originate trends as well as to anticipate and react to changing consumer demand in a timely manner. Our products and services are subject to changing consumer preferences that cannot be predicted with certainty. If we are unable to introduce new or enhanced offerings in a timely manner or via the appropriate channels, then our new or enhanced offerings may not be accepted by our customers. Our competitors may also introduce similar or more desirable offerings and at speeds that are faster than us, which could negatively affect our growth. Moreover, our new offerings may not receive consumer acceptance as preferences could shift rapidly to different types of fitness and wellness offerings, or away from these types of offerings altogether. Our future success depends in part on our ability to anticipate and respond to these changes. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower subscription rates, lower sales, pricing pressure, lower gross margins, discounting of our products and services, and excess inventory levels.

We operate in a highly competitive market, and we may be unable to compete successfully against existing and future competitors.

Our products and services are offered in a highly competitive market. We face significant competition in every aspect of our business, including at-home fitness equipment and content, fitness clubs, in-studio fitness classes, and wellness apps. Moreover, we expect the competition in our market to intensify in the future as new and existing competitors introduce new or enhanced products and services that compete with ours.

Our competitors, some of whom are much larger companies with greater resources, may develop, or have already developed, products, features, content, apps, services, or technologies that are similar to ours or that achieve greater acceptance, may undertake more successful product development, marketing or music licensing efforts, be more efficient at meeting consumer demand or identifying new markets, create more compelling employment opportunities, adopt more aggressive pricing policies, or be better positioned to withstand substantial price competition. Our competitors may develop or acquire, or have already developed or acquired, intellectual property rights that significantly limit or prevent our ability to compete effectively in the public marketplace. Due to the highly volatile and competitive nature of the industry in which we compete, we may face pressure to continually introduce new products, services and technologies, enhance existing products and services, effectively stimulate customer demand for new and upgraded products and services, and successfully manage the transition to these new and upgraded products and services. If we are not able to compete effectively against our competitors, they may acquire, engage and retain customers or generate revenue at the expense of our efforts, which could have an adverse effect on our business, financial condition, and operating results.

Our business could be adversely affected by an accident, safety incident, or workforce disruption.

Any failure to maintain a safe workplace could result in employee illnesses, accidents or safety incidents, or may result in team discontent or lost productivity if we fail, or if it is perceived that we are failing, to protect the wellness and safety of our employees, contractors, and other visitors to our premises. A workplace accident may also result in injury to nonemployees, and our liability insurance may not be adequate to cover fully all claims, and we may be forced to bear substantial losses from an accident or safety incident resulting from our operations. Additionally, if our employees decide to join or form a labor union, we may become party to a collective bargaining agreement, which could result in higher employee costs and increased risk of work stoppages. It is also possible that a union seeking to organize one subset of our employee population could also mount a corporate campaign, resulting in negative publicity and reputational harm or other impacts that require attention by our management team and our employees. Negative publicity, work stoppages, or strikes by unions could have an adverse effect on our business, prospects, financial condition, and operating results.

We are subject to payment processing risk.

Our customers pay for our products and services using a variety of different payment methods, including credit and debit cards, gift cards, lines of credit, “buy now, pay later” financial products, and online wallets. We rely on internal systems as well as those of third parties to process payments. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, or changes to rules or regulations concerning payment processing, our revenue, operating expenses and results of operation could be adversely impacted.

You may have difficulty enforcing judgments against our officers and directors who reside outside the United States.

Certain of our officers and directors may reside outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such individuals or to enforce judgments obtained in U.S. courts against them, including judgments based on the civil liability provisions of the U.S. federal securities laws. Even if investors are successful in bringing an action of this type, the laws of the foreign jurisdictions where such officers and directors reside may render them unable or unwilling to enforce a judgment against the assets of such individuals. Additionally, courts in those foreign jurisdictions may not recognize or enforce judgments of U.S. courts obtained against such individuals under the securities laws of the United States. As a result, investors may be effectively prevented from enforcing any such civil liabilities under U.S. federal securities laws or otherwise.

Risks Related to Our Common Stock

We will become subject to the periodic reporting requirements of the Exchange Act, which will require us to incur significant compliance costs and devote management resources to compliance activities.

We intend to voluntarily register our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by filing a Form 8-A registration statement with the Securities and Exchange Commission following the effectiveness of this registration statement. As a result, we will become subject to the periodic reporting requirements of the Exchange Act, which include the obligation to file annual, quarterly, and current reports, proxy statements, and other reports and filings with the SEC.

Compliance with these reporting obligations will require significant attention from our management and may divert resources away from the day-to-day operations of our business. We also expect to incur substantial legal, accounting, and other professional fees associated with our reporting and compliance obligations. Any failure to comply with these obligations could result in enforcement actions by the SEC, the loss of investor confidence, or legal liability, all of which could materially and adversely affect our business, financial condition, and the market price of our common stock.

Our securities are “Penny Stocks” and are subject to specific rules governing their sale to investors.

Based on our anticipated offering price of $1.00 per share, we are a “penny stock” under SEC Rule 15g-9, which is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for the Company’s shareholders to sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Compliance with the reporting requirements of federal securities laws can be expensive.

We will become a fully reporting company upon the effectiveness of this offering and will be subject to the information and reporting requirements of the Exchange Act and other federal securities laws and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial and may impede our ability to operate successfully as intended.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

As a fully reporting company under Section 13 of the Exchange Act, we may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and its ability to obtain or retain the listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement. Failure to identify and thereafter implement required changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls, if any, could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

The trading price of our common stock is likely to be highly volatile and could fluctuate significantly, and there is no assurance that a public market for our common stock will develop or be sustained.

We intend to seek quotation of our common stock on the OTC Markets following the effectiveness of this registration statement; however, there is no guarantee that our shares will be quoted on any quotation service, such as the OTC Markets, or any securities exchange. A market maker must apply to FINRA and file a Form 211 application to initiate quotation of our common stock, and we currently have no arrangements with any market maker to do so. Even if we are successful in securing quotation, an active trading market for our common stock may never develop or, if developed, may not be sustained. As a result, investors may find it difficult or impossible to sell their shares or obtain reliable market quotations, and the shares may be highly illiquid.

If a market does develop, the trading price of our common stock is likely to be highly volatile and could fluctuate in response to a variety of factors, including:

•actual or anticipated variations in our operating results;

•announcements of developments by us or our competitors;

•regulatory actions regarding our products;

•announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•adoption of new accounting standards affecting our industry;

•additions or departures of key personnel;

•introduction of new products by us or our competitors;

•sales of our common stock or other securities in the open market; and

•other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. Historically, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such companies. Any litigation brought against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could materially harm our business and financial condition.

If we do not meet the listing standards of a national securities exchange, our investors’ ability to make transactions in our securities will be limited, and we will be subject to additional trading restrictions.

Our securities are not currently traded over-the-counter on the OTC Pink, nor are they qualified to be listed on a national securities exchange, such as NASDAQ. Accordingly, we face significant material adverse consequences, including:

•a limited availability of market quotations for our securities;

•reduced liquidity with respect to our securities;

•our shares of common stock will be classified as “penny stock” which requires brokers trading in our shares of common stock to adhere to more stringent rules, resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•a limited amount of news and analyst coverage for our company; and

•a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our Common Stock is not traded over-the-counter or through a national exchange, our Common Stock is not considered a covered security and, therefore, we will be subject to regulation in each state in which we offer our securities.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our securities will be your sole source of gain for the foreseeable future.

No audit or compensation committee.

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of whom are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized, nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology.

These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under “Risk Factors.” The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

•the success of our existing and new technologies;

•our ability to successfully develop and expand our operations;

•changes in economic conditions, including continuing effects from the recent recession;

•damage to our reputation or lack of acceptance of our brands;

•economic and other trends and developments, including adverse weather conditions, in those local or regional areas in which our operations are concentrated;

•increases in our labor costs, including as a result of changes in government regulation;

•labor shortages or increased labor costs;

•increasing competition in the industry in general;

•changes in attitudes or negative publicity regarding drug safety and health concerns;

•the success of our marketing programs;

•potential fluctuations in our quarterly operating results due to new products and other factors;

•the effect on existing products of focusing on other products in the same markets;

•of our management team;

•strain on our infrastructure and resources caused by our growth;

•the impact of federal, state, or local government regulations relating to the industry;

•the impact of litigation;

•statements regarding our goals, intentions, plans, and expectations, including the introduction of new products and markets and locations we intend to target in the future;

•statements regarding the anticipated timing and impact of our pending acquisitions;

•statement regarding our expectation with respect to the potential issuance of stock or shares in connection with our acquisitions or in connection with providing services to client companies.; and

•statement with respect to having adequate liquidity.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•changes in the pace of legislation;

•other regulatory developments that could limit the market for our products;

•our ability to successfully integrate acquired entities;

•competitive developments, including the possibility of new entrants into our primary markets;

•the loss of key personnel; and

•other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements other than as required by law.

USE OF PROCEEDS

Because the offering is a best-efforts offering, we are presenting this information assuming that we sell 25%, 50%, 75%, and 100% of the shares offered hereby.

Description	25%	50%	75%	100%
Gross Proceeds	$250,000	$500,000	$750,000	$1,000,000
Offering Expenses	$50,000	$50,000	$50,000	$50,000
Net Proceeds	$200,000	$450,000	$700,000	$950,000
SEC Reporting and Compliance	$20,000	$20,000	$20,000	$20,000
Office Setup and Operations	$10,000	$20,000	$30,000	$40,000
Business Website Development	$10,000	$15,000	$20,000	$25,000
Marketing Initiatives	$40,000	$100,000	$180,000	$250,000
Technical Development Costs	$120,000	$295,000	$450,000	$615,000

The net proceeds from this offering will primarily be allocated to the development and execution of our business plan, with a focus on exploring the use and commercialization of our licensed technologies for immersive wellness and corporate development solutions, establishing essential operating infrastructure, and preparing for scaling. These proceeds are not intended to fund full-scale commercial operations. Our immediate goals under this use of proceeds include identifying key use cases, developing a proof of concept, and positioning the Company for future revenue generation. Funds from this offering will be allocated across the following key areas:

1.Developing Immersive Platforms and Applications

We will allocate significant resources to investigate and develop initial concepts for immersive technologies, incorporating advanced technologies such as augmented reality (AR), virtual reality (VR), and Metaverse environments. We will use remote teams, outsource development functions, use strategic partnerships, and share resources to minimize cost and overhead. However, based on our limited resources, we may not be able to achieve all or any of our development and business intentions. Using our license, we aim to conceptualize, pilot, adopt, and refine our solutions based on real-world feedback in areas such as corporate wellness, employee training, digital education, market research, and community engagement. These efforts will be driven by innovation in corporate services, workforce development, and personal and employee needs. Additionally, within the limits of available funding and our ability to raise additional capital, we will explore other applications that currently have demand and strong potential for future growth.

2.Establishing Strategic Partnerships

We will strategically leverage partnerships with businesses, educational institutions, wellness centers, and personal development leaders to refine and pilot our solutions. These collaborations will provide expertise and market access, helping us gather feedback to continuously improve and tailor our solutions. We will use strategic partnerships, remote teams, outsourced development functions, and share resources to minimize overhead. However, due to significant resource limitations, we may not be able to achieve all or any of our development, marketing, and business intentions.

3.Marketing Initiatives

Our marketing efforts will focus on small pilot tests with targeted, scalable digital initiatives, including social media, content marketing, and email campaigns. These campaigns aim to raise awareness, drive adoption, and gather feedback to continuously improve and tailor our solutions.

4.Office Setup and Website Development

A portion of the proceeds will be used to establish operational infrastructure and develop a professional business website to enhance brand visibility and customer engagement.

Discretionary Use of Funds and Risks

Management will retain broad discretion over the use of the net proceeds from this offering. We reserve the right to reallocate funds as necessary to respond to changing circumstances or business opportunities.

Projected Milestones at Each Proceeds Level

Assuming that we sell 25%, 50%, 75%, and 100% of the shares offered hereby, the Company’s projected milestone goals based on the categories of expenses, at each level of net offering proceeds are as follows:

If 25% of the offering is raised (Net proceeds of $200,000):

1.SEC Reporting and Compliance ($20,000):

oThis will ensure that the Company remains compliant with SEC requirements, allowing it to continue progressing with its operational goals, including fundraising.

2.Office Setup and Operations ($10,000):

oLimited initial office setup, providing basic infrastructure to support early-stage operations and small team functions.

3.Business Website Development ($10,000):

oBasic website development, focusing on creating an online presence and establishing the brand’s first point of contact for potential customers and partners.

4.Marketing Initiatives ($40,000):

oInitial marketing campaigns focused on pilot tests within a small segment of target markets, raising awareness and generating initial feedback.

5.Technical Development Costs ($120,000):

oEarly-stage development of proof of concept, including basic AR/VR technology integration, allowing the Company to validate core ideas and test user responses and develop its Minimum Viable Product (MVP).

If 50% of the offering is raised (Net proceeds of $450,000):

1.SEC Reporting and Compliance ($20,000):

oTo ensure that the Company remains compliant with SEC requirements, allowing it to continue progressing with its operational goals, including fundraising.

2.Office Setup and Operations ($20,000):

oExpanded office operations and improved infrastructure to accommodate growth, allowing the Company to scale operations effectively.

3.Business Website Development ($15,000):

oEnhanced website functionality, offering a better user experience and additional resources for potential clients, partners, and investors.

4.Marketing Initiatives ($100,000):

oExpanded digital marketing efforts, including larger-scale social media, content marketing, and email campaigns to build brand recognition and drive adoption.

5.Technical Development Costs ($295,000):

oFurther development of the MVP, expanding testing with users, integrating new features, and refining the technology to ensure product-market fit.

If 75% of the offering is raised (Net proceeds of $700,000):

1.SEC Reporting and Compliance ($20,000):

oOngoing regulatory compliance and reporting requirements are required for fundraising and as the Company approaches commercialization.

2.Office Setup and Operations ($30,000):

oMore substantial office setup and operational expansion, hiring key team members to scale operations and ensure effective execution of the business plan.

3.Business Website Development ($20,000):

oUpgraded website, adding features such as customer portals, e-commerce capabilities, and detailed service offerings.

4.Marketing Initiatives ($180,000):

oAggressive marketing campaigns, including targeted ads, partnership-building efforts, and promotions for key products in the wellness, education, and corporate sectors.

5.Technical Development Costs ($450,000):

oSignificant investment in full MVP development, comprehensive user testing, and scaling technical infrastructure to support future growth.

If 100% of the offering is raised (Net proceeds of $950,000):

1.SEC Reporting and Compliance ($20,000):

oOngoing regulatory compliance and reporting requirements are required for fundraising and as the Company prepares for larger-scale operations.

2.Office Setup and Operations ($40,000):

oComplete setup of fully functional office space to support the growing team, including infrastructure for core administration and management functions.

3.Business Website Development ($25,000):

oFinalized and comprehensive website development, designed to attract and convert customers while showcasing all services and value propositions clearly.

4.Marketing Initiatives ($250,000):

oComprehensive marketing strategy with major initiatives across multiple channels, including digital, print, and in-person events, aimed at large-scale adoption and revenue generation.

5.Technical Development Costs ($615,000):

oFull-scale technical development, including the finalization of the immersive wellness and corporate development solutions, comprehensive testing, and scaling infrastructure to support mass-market deployment.

This breakdown illustrates how we currently anticipate allocating proceeds at various funding levels to support the Company’s strategic goals, with an emphasis on scaling, infrastructure development, technical progress, and market positioning. Use of proceeds may vary based on the Company’s evolving needs, business conditions, and discretion of management. Investors should not assume that the proceeds will be used exactly as outlined.

DETERMINATION OF OFFERING PRICE

We currently expect the offering price to be $1.00 per share of our common stock for the shares of stock being offered by us pursuant to this prospectus.

The offering price of the common stock has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources, and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the common stock.

As noted above, you should not consider the offering price as an indication of the value of our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the offering price in any given time period. Our stock is not quoted on any major stock market. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the offering price. You should obtain advice from your financial advisor before purchasing shares and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

CAPITALIZATION AND DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See Management’s Discussion and Analysis. We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders and we can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Alphega Innovations Corporation and could depress our stock price.

The price of the current offering is fixed at $1.00 per common share.

Assuming completion of the offering, there will be up to 1,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on the Company’s tangible net worth of ($942,832) as of May 31, 2025, respectively.

Funding Level	100%	75%	50%	25%
Gross Proceeds	$1,000,000	$750,000	$500,000	$250,000
Offering Price	$1.00	$1.00	$1.00	$1.00
Net Tangible Book Value per Share of Common Stock before this Offering	$(0.06)	$(0.06)	$(0.06)	$(0.06)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$-	$(0.01)	$(0.03)	$(0.05)
Net Tangible Book Value per Share of Common Stock after this Offering	$-	$(0.01)	$(0.03)	$(0.05)
Dilution per share to Investors in the Offering	$(1.00)	$(1.01)	$(1.03)	$(1.05)

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, our shares are not quoted or traded on or through OTC Markets or any national exchange. The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

We have not previously filed a registration statement under the Securities Act. Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares, or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

Holders

As of the date of this Prospectus, we have 12 shareholders.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

Equity Compensation Plan Information

The Company has not yet adopted an equity compensation plan as of the date of this registration statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Corporate History Description of Business

The Company was incorporated in Wyoming on July 24, 2024. To date, we have incorporated the Company, developed a business plan, raised $59,100 through a private placement of common stock to officers, directors, and private investors, and entered into a significant licensing agreement. This $59,100 has been received subsequently in January 2025. On November 30, 2024, we signed a Non-Exclusive Licensing Agreement with Locus Social Inc. This agreement provides us with access to patented technologies critical to our immersive wellness solutions. The agreement is valid for 10 years, renewable unless terminated for breach or non-payment.

Description of Business

We are focused on the immersive technology industry, addressing the growing demand for innovative personal and corporate solutions. Our vision includes applications for corporate wellness, employee training, digital education, market research, and community engagement, utilizing advanced technologies such as augmented reality (AR), virtual reality (VR), and Metaverse environments.

Our near-term business involves the use and commercialization of our licensed technology for immersive wellness and corporate development solutions. This includes identifying use cases, developing proof of concept, and preparing for scaling and revenue generation. To support these goals, our efforts will focus on building a team, creating a minimum viable product (“MVP”), and preparing marketing materials to support our initial operations. However, these plans are contingent on sufficient funding and market demand.

On November 30, 2024, we entered into a non-exclusive licensing agreement (“License”) with Locus Social, Inc. (“LSI”) allowing the Alphega to commercialize patented technologies in mapping, real-time data processing, social data visualization, drone technology, and safety systems, along with any future related patents developed by LSI. The License contains the following material terms and provisions:

Fees and Payments:

•Initial Fee: $30,000, payable by issuing 300,000 common shares within 120 days.

•Royalty: 7% on net revenues from products/services using the licensed technologies, with no royalties if annual revenue is below $100,000.

•Minimum Annual Fee: $30,000 to maintain the rights under the License.

Term and Renewal: The License is valid for 10 years and is renewable for additional terms unless terminated for breach or non-payment.

Termination: The License can be terminated by either party for material breach if not cured within 120 days after written notice. The Licensor may terminate if Alphega fails to pay the required fees. Upon termination, Alphega must stop using the patents and return or destroy related materials within 90 days.

Intellectual Property: All patents and IP remain the sole property of Locus Social Inc., with any improvements made by Alphega jointly owned, unless otherwise agreed.

The License allows Alphega to leverage key patented technologies for the development of advanced immersive wellness solutions.

Competitive Analysis

Alphega operates in the rapidly expanding immersive technology industry, encompassing wellness, education, and Metaverse applications. This space is dominated by well-established companies, including major tech giants and emerging startups, creating significant challenges that may hinder our ability to operate, grow, or compete effectively.

As Alphega has not yet entered the market, it currently has no market penetration. The industry is highly competitive, with numerous well-funded players that possess substantially greater financial resources, established customer bases, technical expertise, and managerial capabilities. Given these disadvantages, there is a substantial risk that Alphega may be unable to establish itself within the industry or gain meaningful market traction.

The following analysis outlines the challenges Alphega faces across key sectors:

Key Competitor Analysis

1. Corporate Wellness

Direct Competitors: Headspace, Calm, Fitbit Health Solutions, Microsoft Viva, Google Wellness

•Advantages of Competitors:

1)Established platforms with strong brand recognition and extensive content libraries.

2)Integrated, data-driven wellness solutions (e.g., Fitbit’s wearable tech, Microsoft Viva’s corporate ecosystem).

•Competitive Challenges for Alphega:

1)High barriers to entry, as major players dominate the market with deep customer loyalty.

2)The need for significant investment in technology and partnerships to gain credibility.

2. Personal Wellness

Direct Competitors: MyFitnessPal, Peloton

•Advantages of Competitors:

1)Strong brand equity, intuitive interfaces, and large, engaged user communities.

2)Integration of hardware solutions (e.g., Peloton’s connected fitness devices) to drive customer retention.

•Competitive Challenges for Alphega:

1)Entering a highly saturated market where competitors have substantial marketing budgets.

2)Differentiating against entrenched brands with strong customer engagement.

3. Education

Direct Competitors: Coursera, Udemy, ENGAGE VR, Google Classroom

•Advantages of Competitors:

1)Scalable business models with global reach and institutional partnerships.

2)Specialized VR-based training environments (e.g., ENGAGE VR).

•Competitive Challenges for Alphega:

1)The education sector is dominated by well-funded organizations with deep institutional ties.

2)Constant technological advancements require significant investment to remain competitive.

4. Metaverse and Interactive Entertainment

Direct Competitors: Roblox, Unity, Unreal Engine, Meta

•Advantages of Competitors:

1)Established ecosystems with massive user bases and developer networks.

2)Technical leadership in high-quality 3D rendering and immersive environments.

•Competitive Challenges for Alphega:

1)Competing against industry giants with extensive infrastructure and funding.

2)Keeping pace with rapid innovation cycles and evolving consumer expectations.

The competitors listed above do not represent an exhaustive list, nor do they fully define the competitive landscape Alphega may encounter. Additional unforeseen factors may further complicate our ability to succeed. Furthermore,

Alphega faces considerable constraints, including limited financial and operational resources, rapidly shifting market dynamics, and the pace of technological change, all of which may hinder execution.

The immersive technology industry remains highly competitive, with dominant players leveraging significantly greater financial, technical, and operational capabilities. These competitors benefit from strong brand recognition, expansive customer bases, and the ability to invest aggressively in innovation, marketing, and global expansion. Additionally, new market entrants continue to emerge, further intensifying competition. There is no certainty that Alphega will be able to compete effectively, gain market share, or achieve its business objectives in this landscape.

Given these uncertainties, Alphega cannot assure success in such a competitive environment. Our actual results may differ substantially from expectations, and unforeseen challenges may further hinder our ability to achieve our goals. Investors should be aware that both internal constraints and external market conditions—including financial limitations, industry volatility, and technological barriers—may prevent us from executing our business plans successfully. As such, investors should not place undue reliance on our ability to establish a presence or achieve meaningful growth in this industry.

Business Development Plan

Once the listing is complete, Alphega Innovations Corporation will focus on managing its growth and governance through several key initiatives. The company will prioritize establishing a robust governance structure by forming an experienced board of directors, enhancing internal controls, and forming audit and compliance committees. These steps are designed to ensure transparency, accountability, and adherence to regulatory requirements.

To scale operations effectively, Alphega will implement decentralized management practices, leveraging advanced technology and strategic leadership recruitment to drive efficiency and innovation. However, given the company’s limited resources, early-stage nature, and lack of operating history or credibility, growth will be aligned with sustainability. While the company aims for long-term success, there is no guarantee that it will meet its intended goals, particularly due to the uncertainty of raising sufficient capital.

Short-Term Goals (12 months after offering):

Over the next 12 months, subject to the availability of sufficient capital, Alphega Innovations Corporation intends to focus on exploring the use and commercialization of our licensed technologies for immersive wellness and corporate development solutions, as well as executing our business plan. This includes establishing operational infrastructure and scaling our operations. We aim to develop immersive AR/VR-enabled applications designed to enhance corporate wellness, mental wellness solutions, and fitness transformation. These solutions may incorporate AR/VR, Metaverse, and AI technologies to provide personalized experiences for users, depending on the progress of our development efforts and market demand. During this period, the Company also plans to explore potential strategic partnerships with businesses, educational institutions, and wellness centers, which, if established, could help pilot and refine our offerings based on real-world feedback. However, there can be no assurance that we will be able to establish these partnerships or successfully develop these applications within the anticipated timeline.

Our immediate goal, and as a first phase (Phase I), in this short-term, is to explore and commercialize our licensed technologies in immersive wellness and corporate development. This short-term phase focus on identifying use cases, developing a proof of concept with a MVP, and laying the foundation for scaling and revenue generation. We estimate the funding required to be between $200,000 and $950,000, as outlined in the Use of Proceeds section, covering SEC compliance, basic infrastructure, marketing, and technology adaptation. To execute this phase efficiently, we will operate with a lean structure, relying on a small core team for oversight and leveraging a flexible network of consultants, contractors, and strategic partners for key functions like product design, tech development, and marketing.

We intend to integrate the immersive technologies we have licensed into a market-ready platform once the MVP use case is identified. To reduce fixed costs and maintain a lean operational structure, we plan to leverage open-source contributors, independent contractors, and consulting firms-including our technology licensor, who serves as a strategic R&D partner. This approach enables us to minimize headcount while still advancing development effectively and with low fixed costs.

Following MVP validation, we plan to engage a strategic partner with established marketing, distribution, localization, and support infrastructure in the relevant industry to assist with proof-of-concept development and initial deployment.

R&D and Technology

We have licensed a core immersive platform technology from a third-party licensor who also serves as a strategic partner in our development efforts. While this licensed platform provides a substantial technical foundation, further customization will be required. Given the complexity of high technology and immersive environments, we anticipate that additional functionalities may be needed, which cannot be fully determined until a specific use case is identified and a MVP is defined.

We currently estimate that approximately 20% additional research and development may be necessary to adapt the platform to our specific content, targeted use cases, and deployment requirements. However, these estimates are preliminary and subject to change as product development progresses.

To manage development costs, mitigate risk, and maintain a lean operating structure, we intend to utilize a hybrid development model involving contractors, consultants, open-source contributors, and collaboration with the technology licensor. This approach is designed to reduce fixed costs, accelerate development timelines, and control capital expenditures.

Operational Technology Scaling

We plan to utilize a modular, open-source platform architecture to support phased expansion. Our development efforts will be based on our licensed technology, as well as other technologies we may license or acquire. To coordinate international teams and manage development efficiently, we will rely on widely adopted tools such as GitHub, Slack, and Figma. To maintain a lean operational model, we intend to engage contract-based and part-time contributors, as well as strategic partners, rather than build a large full-time workforce. This approach is designed to reduce development complexity, manage costs, and maintain operational flexibility as we scale.

Cautionary Note Regarding R&D Risks

There can be no assurance that the adaptation of the licensed platform will proceed as planned or that our hybrid development model will result in timely, cost-effective, or commercially viable outcomes. Immersive technology is inherently complex and subject to rapid change, and our development efforts may encounter unforeseen technical or operational challenges. Delays in development, cost overruns, or inability to integrate required functionalities could materially affect our ability to bring a product to market. In addition, reliance on third parties for key development tasks increases the risk of coordination issues, intellectual property concerns, and quality control limitations that may adversely impact our progress.

Short-Term Goals: Phase II (Post-MVP Development)

Following the successful completion of our immediate objectives in Phase I - namely, developing a MVP, identifying viable use cases, and establishing foundational infrastructure - Alphega Innovations Corporation will enter the next operational stage of the short-term period, Phase II. This phase will focus on validating the product in real-world settings, refining features based on user feedback, and laying the groundwork for monetization and broader scaling.

The funding required for Phase II is currently under evaluation and will depend largely on the outcomes of our initial efforts - particularly the progress in adapting our licensed technologies and the feedback received from early users and pilot deployments. The Company anticipates that additional capital will be needed to support further product development, go-to-market execution, and the launch of initial revenue-generating activities. These funding needs will become more clearly defined as we achieve key development milestones and gain deeper insight into the technical, operational, and market demands.

Long-Term Goals (24 months after offering and beyond):

In the longer term, the Company aims to establish itself as a leading player in the immersive technology sector, addressing the growing demand for innovative solutions in both personal and corporate settings. Our long-term vision includes developing applications for corporate wellness, employee training, digital education, market research, and community engagement-leveraging advanced technologies such as augmented reality (AR), virtual reality (VR), and Metaverse environments.

Subject to the successful execution of our business plan and the availability of sufficient capital, Alphega plans to expand its operations, enhance its immersive content offerings, and broaden the reach of its technical platform. It will also invest in targeted marketing initiatives directed at corporate HR departments, fitness centers, wellness organizations, and educational institutions. These growth efforts will depend on disciplined capital allocation, strategic planning, and partnerships that enhance our market position. However, there can be no assurance that we will be successful in executing these strategies or achieving sustainable growth.

The immersive technology industry is in its early stages, characterized by rapid evolution, significant competition, and the presence of large, well-established market participants. Our ability to penetrate and scale within this sector will depend on various external factors, including the rate of industry adoption, consumer demand, advancements in immersive technologies, and competitive market behavior. While we are focused on building a robust platform and positioning for long-term expansion, these objectives remain subject to change and are contingent on market conditions, available resources, and effective execution. There is no guarantee that we will achieve these objectives or succeed in building a profitable business.

We anticipate that significant additional funding will be required to support our long-term initiatives, including continued development of our platform, expansion of our team, enhancement of our content library, and execution of global commercialization efforts. The exact capital requirements for these initiatives are not yet fully defined, as they will be informed by the outcomes of our short-term milestones, the pace of technological advancement, shifts in market demand, and emerging strategic opportunities.

While we may seek future financing, there can be no assurance that such funding will be available on favorable terms or at all. Delays or shortfalls in securing the required capital could materially impact our ability to execute our long-term strategy. Furthermore, the immersive technology market is inherently dynamic and uncertain; actual results and funding needs may differ materially from current expectations.

There can be no assurance that we will achieve our short-term or long-term goals, including product development timelines, market penetration, or establishing strategic partnerships. Our success depends on factors outside of our control, such as market conditions, the availability of skilled personnel, and our ability to adapt to industry changes. Furthermore, while we intend to scale our operations, we may encounter significant challenges that could delay or limit our progress.

Managing Growth, Scaling Operations, and Current Operational Context

When we refer to “managing growth and scaling operations,” we mean our intent to expand strategically through a phased, disciplined, and capital-efficient model. Our short-term objective is to evaluate and commercialize our licensed immersive technologies by developing use cases, building a proof of concept, and laying the groundwork for scaling and revenue generation.

As noted in the “Business” section, we plan to adopt a lean, decentralized management structure aligned with current best practices in the technology sector. Our internal core team will focus on governance, capital formation, and project oversight, while external consultants, contractors, and strategic partners (“External Teams”) will execute key functions, particularly in technology development and marketing. These External Teams are engaged under flexible compensation arrangements, including performance-based and milestone-driven contracts, which help the company maintain a lean capital expenditure profile while ensuring alignment with business objectives.  This structure supports rapid iteration, reduces fixed costs, and allows us to remain highly responsive to market feedback and emerging opportunities, while scaling efficiently during growth phases.

To further accelerate product development, we intend to leverage open-source technologies—software with publicly available code that can be freely used, modified, and shared. This enables faster prototyping, lowers R&D costs, and allows us to tap into global innovation communities, enhancing adaptability and scalability.

As of the date of this prospectus, we have no physical office, no full-time employees, and limited infrastructure. Operations are currently managed remotely by our founders, directors, and officers, located across the United States, Latin America, Europe (including Germany), and Asia. Our founding team brings relevant experience in the personal development industry, which informs our product strategy.

Additionally, our technology licensor serves as a strategic partner providing business development collaboration and technical support. To date, we have executed a licensing agreement, created a portfolio of personal development content, launched the Alphega True Wealth community initiative, and signed or are negotiating multiple non-binding MOUs. Most recently, we signed a business development agreement related to the resale of licensed technologies and services.

There can be no assurance that we will be able to manage our growth effectively or scale our operations as planned. Our ability to do so depends on numerous factors, including the successful completion of this offering, access to additional capital, market acceptance of our solutions, the recruitment and retention of qualified personnel, and the ability to establish and maintain strategic partnerships. If we are unable to effectively manage our growth or scale our operations, our business, financial condition, and results of operations may be materially adversely affected.

Description of property

The company has not rented a physical office but maintains a virtual office address for business correspondence.

Legal proceedings

The Company has not filed for bankruptcy protection, nor has it ever been involved in receivership or similar proceedings.

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, employment, personal injury caused by our employees, and other general claims.

We are not presently engaged in any legal proceedings, nor are we aware of any pending or threatened litigation that, in the opinion of our management, are likely to have a material adverse effect on our business.

Key Factors that Affect Operating Results

We operate in an innovative sector where the technology and its applications are new, and the commercialization process is complex. This presents several major challenges that may hinder the company’s ability to achieve sustainable growth or even sustain itself as an ongoing concern, and these challenges can be considered major risks following the listing. Here is a partial, though by no means exhaustive, list of the significant risks that may hinder the company’s ability to achieve sustainable growth or even continue as an ongoing concern after the listing:

1.Technology Adoption Risk: The market for emerging technologies, such as augmented reality (AR), virtual reality (VR), and Metaverse environments, may face resistance from potential customers. These technologies are unfamiliar to many, and the willingness to adopt them can be uncertain. Market education will be time-consuming and costly, and customer hesitation could delay the widespread adoption of the company’s solutions.

2.Complexity in Commercialization: Converting new, innovative technologies into commercially viable products involves overcoming technical, operational, and market challenges. The process of refining and scaling the technology to meet customer needs, achieving product-market fit, and navigating regulatory standards is complex and resource-intensive. Missteps in commercialization could result in delayed product launches, reduced customer adoption, and potential negative impacts on profitability.

3.Market Readiness: The pace at which the market adopts immersive technologies may not align with the company’s development projections. Early-stage technologies often face slow adoption cycles, and this mismatch between development timelines and market demand could present significant risks to achieving sustainable growth.

4.Integration Challenges: Integrating new technologies into existing platforms or customer workflows can be time-consuming and difficult. Additionally, customers may encounter technical challenges when adapting to the new technology, which could impact satisfaction and retention. This further complicates the process of scaling operations.

5.Rapid Technological Change: The technology landscape is evolving rapidly, and staying ahead of emerging trends and competing technologies will require continuous innovation and adaptability. If the company cannot keep up with technological advancements or swiftly adapt to changing market conditions, it risks falling behind competitors.

In addition to these technology-related challenges, Alphega faces the following organizational hurdles:

1.Lack of Operating History: The company lacks a proven operational track record, making it more difficult to attract investors, partners, and customers who typically rely on historical performance data. This absence of a solid operational history could hinder credibility and slow market acceptance.

2.Lack of Credibility in the Market: As a relatively new entity with limited visibility, establishing trust and credibility will be a major challenge. Without an established reputation or strong relationships with key stakeholders, it will be difficult to gain traction with customers, partners, and investors.

3.Management Team’s Inexperience with Public Companies: Our management team has limited experience navigating the complexities and regulatory requirements of a public company. This lack of experience presents significant challenges in corporate governance, compliance, and reporting obligations, potentially leading to inefficiencies or missteps that could harm the company’s prospects.

4.Remote and Mobile Management Team: The management team operates remotely and across different locations, which complicates communication, decision-making, and coordination. This dispersed structure could lead to inefficiencies, delays in executing the business plan, and challenges in fostering a cohesive corporate culture.

5.Coordination and Efficiency Challenges: The distributed nature of the team presents additional challenges in ensuring efficient coordination and execution of strategic initiatives. Managing across multiple time zones and locations can lead to delays, misunderstandings, and lack of alignment, slowing the company’s ability to scale operations effectively.

These combined challenges - including a lack of capital, operating history, credibility, and experience in managing public companies - create significant risks for the company’s ability to execute its business plan and achieve sustainable growth. The company must navigate these complexities while managing technology development, market readiness, and internal coordination to mitigate these risks and successfully scale its operations.

Employees.

We are an emerging growth company and currently have no employees.

Results of Operation

Since the Company’s inception on July 24, 2024, the Company has focused on building its operational foundation, conducting strategic planning, pursuing business development, pursuing funding, and entering into a licensing agreement.

From July 24, 2024, to November 30, 2024, operating activities included company formation, business planning, leadership recruitment, and the execution of the licensing agreement. Total operating expenses for that period were $47,945. Of this, $17,945 were operating expenses, and $30,000 related to a Non-exclusive Licensing Agreement signed with Locus Social Inc. on November 30, 2024, granting access to critical patented technologies for its immersive wellness solutions.

For the three months ended May 31, 2025, the total operating expenses for this period were $370,779. Of this, $47,725 were consulting expenses, $322,213 were legal and professional services, $578 were the regularity fee, $225 were for the financial charges and $38 were for the dues and subscriptions.

For the six months ended May 31,2025, the total operating expenses for this period were $983,987. Of this, $112,325 were consulting expenses, $870,423 were legal and professional services, $578 were the regularity fee, $623 were for the financial charges and $38 were for the dues and subscriptions.

Liquidity and Capital Resources

As of November 30, 2024, we did not have any cash or cash equivalents. Since inception, we have financed our operations through the private placement of our common stock.

As of May 31, 2025, the company has cash and cash equivalents of amount $25,647.

We have sustained net losses which have resulted in an accumulated deficit at May 31, 2025 of $1,031,932, are currently experiencing a substantial shortfall in operating capital which raises doubt about our ability to continue as a going concern. Without additional revenues, working capital loans, or equity investment, there is substantial doubt as to our ability to commence and continue operations.

We believe that our capital resources are insufficient for ongoing operations, with minimal current cash reserves, particularly given the resources necessary to execute on our planned operations. We will likely require considerable amounts of financing to make any significant advancement in our business strategy. There is presently no agreement in place that will guarantee financing for our Company, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current shareholders. Lack of additional funds will materially affect our Company and our business and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in the Company.

Off-Balance Sheet Arrangements

As of May 31, 2025, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon its ability to repay or settle its current indebtedness, generate positive cash flow from an operating company, and/or raise capital through equity and debt financing or other means on desirable terms.  If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on favorable terms, management may be required to restructure the Company or cease operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Critical Accounting Policies

We have identified the policies in the attached financial statements as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates. For more information, see “Note 2 - Summary of Significant Accounting Policies” in the attached financial statements.

MANAGEMENT DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors serve one-year terms. Our executive officers are appointed by and serve at the pleasure of the Board of Directors.

Name	Age	Position
Luis Carlos Ung	44	Director, Secretary, President/CEO
Hung Fong Wang	45	Director, CFO/Treasurer
Shabnoor Shah	47	COO

Luis Carlos Ung, Director, Secretary, President & CEO. Mr. Luis Carlos Ung resides in Panama and has over 20 years of experience in entrepreneurship, investment, and operations. His professional expertise spans business development, strategic planning, and cross-sector investment management. He has led and managed different business ventures across industries, including construction, industrial equipment, chemicals, logistics, and energy. Beyond his professional endeavors, Mr. Ung has been actively involved in private education across Latin America, with a focus on finance, administration, and operations. Mr. Ung is a Doctoral Candidate in Business Administration and holds multiple master’s degrees, including an MBA from the Latin University of Panama, a Master of Engineering Management from the University of Louisville (USA), a Master of Education from the Latin University of Panama, a Master in Risk from Nebrija University (Spain), and a Master in Finance from Chile University.

Within the past five years, Mr. Ung has served as President and Director of Equipos Pty Group (2006-present) and One World Engineering Corporation (2023–present). He has also served as a Member of Fairbanks Global Partners II LLC (2023-present). He devotes approximately 30% of his workweek to the Company. Mr. Ung has confirmed that he has no conflicts of interest with his other business activities.

Hung Fong Wang, Director, Treasurer & CFO. Mr. Hung Fong Wang resides in Australia and has over 20 years of experience in accounting, finance, investment, and tax. He is a Chartered Accountant and served as an Associate Partner at INP Group, where he provides financial services to businesses across various sectors. In addition to his financial expertise, Mr. Wang is a co-founder of Luca Plus, a FinTech company that won the prestigious Alibaba JumpStarter Startup Competition in 2020. Mr. Wang is also dedicated to community development and often leads personal development workshops and youth leadership programs. Mr. Wang holds a Bachelor’s degree in Accounting from Central Queensland University and a Bachelor’s degree in Computer Science and Electrical Engineering from Melbourne University.

Within the past five years, Mr. Wang has served as an Associate Partner of INP Group (2016–present) and as CEO of Luca Plus Pty Ltd. (2018-2019), while continuing to serve as a co-founder. He has also been a director of I Meditation Pty Ltd. (2020-present). He devotes approximately 20% of his workweek to the Company. Mr. Wang has confirmed that he has no conflicts of interest with his other business activities.

Shabnoor Shah, COO. Ms. Shabnoor Shah resides in Germany and brings over 20 years of leadership experience in management, operations, and digital transformation. She has held key positions at global organizations, including GE, AOL, Airtel, IBM, and Red Hat. At Red Hat, Ms. Shah served as a Principal Consultant and Product Owner, spearheading IT transformation initiatives through open-source technologies and agile methodologies. Her expertise spans business process optimization, strategic planning, and technology-driven change management, driving operational excellence and organizational growth. Ms. Shah holds an MBA from Christ College and an MS in Industrial & Organizational Psychology from Walden University.

Within the past five years, Ms. Shah was a full-time employee at Red Hat (2016-2023), and has worked as a consultant since 2024.  She devotes approximately 15% of her workweek to the Company. Ms. Shah has confirmed that she has no conflicts of interest with her other business activities.

Family Relationships

There are no family relationships, as defined by Item 401(d) of Regulation S-K, between any of our directors, executive officers, or any person nominated or chosen by us to become a director or executive officer.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the current fiscal year ended November 30, 2024 and for the quarter ended May 31, 2025.

Name/Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	All Other Comp. (4)	Total
Luis Carlos Ung (President, CEO, Secretary, Director)	2025	-	-	-	-	-
	2024	-	-	-	-	-

Hung Fong Wang (CFO, Treasurer, Director)	2025	-	-	-	-	-
	2024	-	-	-	-	-

Shabnoor Shah (COO)	2025	-	-	-	-	-
	2024	-	-	-	-	-

In addition to any officer compensation disclosed herein, our executive officers may also provide consulting services to the Company in their individual capacities. These services include, but are not limited to, financial review, strategic planning, regulatory compliance, operational improvement, and audit preparation. Any such services are treated as related-party transactions and disclosed accordingly.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and, therefore, no equity awards are outstanding as of the date of this Prospectus.

Bonuses and Deferred Compensation

We do not have any deferred compensation or retirement plans. All decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

As of the date of this Prospectus, no options have been issued.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer.

Employment Agreements

The Company does not currently have any agreements nor compensation with employees as of the date of this filing.

Director Agreements

The Company does not currently have any agreements nor compensation with members of the Board of Directors as of the date of this filing.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serve at the discretion of the Board of Directors.

No audit or compensation committee; Director Independence

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 31, 2025, the beneficial ownership of our common stock by the following persons:

•each person or entity who, to our knowledge, owns more than 5% of our common stock;

•our executive officers named in the Summary Compensation Table above; and

•each director.

Name and Address	Position	Class of Equity	Number of Shares Owned	Percent of Class
Luis Carlos Ung(1)	President, CEO, Secretary, Director	Common	-
Hung Fong Wang(1)	CFO, Treasurer, Director	Common	-
Shabnoor Shah(1)	COO	Common	1,000,000	6.82%
Lingyun Mao(1)	Beneficial Owner	Common	5,500,000	37.49%
Fairbanks Global Partners II LLC(1)(2)	Beneficial Owner	Common	2,000,000	13.63%
One World Engineering Corporation(1)(3)	Beneficial Owner	Common	1,500,000	10.22%
Wang Pty Ltd ATF Wang Family Trust(1)(4)	Beneficial Owner	Common	1,100,000	7.50%
Hao Tang(1)	Beneficial Owner	Common	1,200,000	8.18%
Weiguo Lu(1)	Beneficial Owner	Common	1,000,000	6.82%

(1)Mailing Address: c/o Alphega Innovations Corporation, 30 N. Gould St., STE. R, Sheridan, WY 82801.

(2)The control person for Fairbanks Global Partners II LLC is Luis Carlos Ung.

(3)The control person for One World Engineering Corporation is Luis Carlos Ung.

(4)The control person for Wang Pty Ltd ATF Wang Family Trust is Hung Fong Wang.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Consulting Services

The Company has engaged certain consultants to provide consulting services beyond their roles as officers. These services were conducted in a related-party capacity. As of November 30, 2024, the Company owes related parties a total of $17,945 for such consulting services. As of May 31, 2025, the Company owes related parties a total of $939,338 for consulting services and legal and professional services. A summary of the services is as follows:

•Lingyun Mao provided high-level guidance on business development, executive coaching, brand positioning, and market expansion.

•Fairbanks Global Partners II LLC provided corporate development services to the Company, offering guidance and support to enhance the Company’s business development initiatives, corporate governance processes, and strategic partnership opportunities.

•One World Engineering Corporation provided strategic support in business planning, regulatory compliance, audit coordination, legal documentation, SEC filing preparation, financial system setup, and corporate banking arrangements.

•Wang Pty Ltd ATF Wang Family Trust provided financial and internal accounting reviews, including oversight of financial reporting, expenditures, internal controls, and audit preparation.

•Shabnoor Shah provided organizational consulting services, including process optimization, leadership development, operational diagnostics, and strategic guidance in areas such as internal communication, performance management, and organizational development.

These consulting arrangements are non-exclusive. All related-party transactions are subject to approval by the Board of Directors in accordance with the Company’s related-party transaction policy

Restricted Stock Issuances to Certain Officers and Directors

On July 29, 2024, the Company issued 500,000 shares of Common stock to One World Engineering Corporation. The shares were issued as founders’ shares.

On July 29, 2024, the Company issued 500,000 shares of Common stock to Wang Pty Ltd ATF Wang Family Trust. The shares were issued as founders’ shares.

On July 29, 2024, the Company issued 500,000 shares of Common stock to Shabnoor Shah. The shares were issued as founders’ shares.

PLAN OF DISTRIBUTION

Plan of Distribution for Alphega Innovations Corporation Public Offering 1,000,000 Shares of Common Stock

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members, and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers, or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties. This offering will terminate on the date that is 365 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a summary of the rights of our Common Stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and the Certificates of Designation (as defined below) of our preferred stock, copies of which are filed as exhibits to the registration statement, and to the applicable provisions of Wyoming law. The Company is authorized by its Certificate of Incorporation to issue an aggregate of 500,000,000 shares of common stock (the “Common Stock”), and 200,000,000 shares of preferred.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock may, receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held by such shareholder.

Right to Receive Liquidation Distribution

Holders of common stock are entitled to dividends when, and if, declared by the Board of Directors out of funds legally available; therefore, and then, only after all preferential dividends have been paid on any outstanding Preferred Stock. The Company has not had any earnings and it does not presently contemplate the payment of any cash dividends in the foreseeable future.

Preferred Stock in General

The preferred stock of the Company may be issued from time to time by the Board of Directors in one or more series. The description of shares of each series of preferred stock will be set forth in resolutions adopted by the Board of Directors and a Certificate of Designation to be filed as required by Wyoming law prior to issuance of any shares of the series. The Certificate of Designation will set the number of shares to be included in each series of preferred stock and set the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distribution, qualifications, or terms and conditions of redemption relating to the shares of each series. However, the Board of Directors is not authorized to change the right of the common stock to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of preferred stock includes, but is not limited to, setting or changing the following:

•The designation of the series and the number of shares constituting the series, provided that the aggregate number of shares constituting all series of preferred stock may not exceed 200,000,000 without amending the corporate by-laws;

•The annual distribution rate on shares of the series, whether distributions will be cumulative and, if so, from which date or dates;

•Whether the shares of the series will be redeemable and, if so, the terms and conditions of redemption, including the date or dates upon and after which the shares will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•The obligation, if any, of the Company to redeem or repurchase shares of the series pursuant to a sinking fund;

•Whether shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•Whether the shares of the series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of the voting rights;

The Company is authorized to issue up to 200,000,000 shares of preferred stock, with a par value of $0.0001 per share. As of the date of this Prospectus, the Company has not filed any certificates of designation with the State of Wyoming, nor has it issued any shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Empire Stock Transfer Inc. with an address at 1859 Whitney Mesa Dr., Henderson, NV 89014 and a telephone number of (702) 818-5898.

EXPERTS

The audited financial statements for the fiscal year ended November 30, 2024 included in this registration statement have been so included in reliance upon the report of TAAD LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

JDT Legal, of West Jordan, Utah, will issue to the Company its opinion regarding the legality of the common stock being offered hereby. JDT Legal has consented to the references in this prospectus to its opinion.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

JDT Legal will pass on the validity of the Common Stock being offered pursuant to this Registration Statement. JDT Legal has never owned any of our securities.

The financial statements of the Company as of November 30, 2024 have been audited by TAAD LLP, an independent registered public accounting firm, as stated in its report thereon which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, incorporated herein by reference, and has been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the shares of Common Stock being offered by the Company pursuant to this prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.thedispensingsolution.com. You may access our reports and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Alphega Innovation Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Alphega Innovation Corporation (the Company) as of November 30, 2024, and the related statements of operations, stockholder’s deficit, and cash flows as of and for the period from July 24, 2024 (inception) to November 30, 2024, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2024, and the results of its operations and its cash flows for the period from July 24, 2024 (inception) to November 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1 to the financial statements. The financials do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2024.

Diamond Bar, California

April 14, 2025

Alphega Innovations Corporation

Balance Sheet

As of November 30, 2024

ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES:
Due to related party	$17,945
TOTAL LIABILITIES	17,945

STOCKHOLDERS’ DEFICIT
Common stock $0.0001 par value; 500,000,000 shares authorized; 14,670,000 shares issued and outstanding as of November 30, 2024	1,467
Preferred stock $0.0001 par value; 200,000,000 shares authorized; nil shares issued and outstanding as of November 30, 2024	-
Subscription Receivable	(59,100)
Additional Paid-in Capital	87,633
Accumulated deficit	(47,945)
Total shareholders’ deficit	$(17,945)

Total liabilities and shareholders’ deficit	$-

The accompanying notes are an integral part of these financial statements.

Alphega Innovations Corporation

Statement of Operations

For the Period from inception (July 24, 2024) to November 30, 2024

Total
Expenses
Consulting	$17,945
License	30,000
Total Expenses	47,945

Loss from Operations	(47,945)
Loss before income tax	(47,945)

Income taxes	-
Net Loss	(47,945)

Basic and diluted weighted average shares outstanding	8,695,116
Basic and diluted net loss per share	$(0.01)

The accompanying notes are an integral part of these financial statements.

Alphega Innovations Corporation

Statement of Stockholders’ Deficit

For the Period from inception (July 24, 2024) to November 30, 2024

	Common stock at par value		Preferred stock at par value
	Shares	Amount	Shares	Amount	Subscription Receivable	Additional Paid-In- Capital	Accumulated Deficit	Total Stockholders’ Deficit
		$		$	$	$	$	$
Balance on July 24, 2024 (inception)	-	-	-	-	-	-	-	-
Shares issued for founders’ shares	9,000,000	900	-	-	-	(900)	-	-
Sales of common stock	5,370,000	537	-	-	(59,100)	58,563	-	-
Common stock issued for license fees	300,000	30	-	-	-	29,970	-	30,000
Net Loss	-	-	-	-	-	-	(47,945)	(47,945)
Balance as of November 30, 2024	14,670,000	1,467	-	-	(59,100)	87,633	(47,945)	(17,945)

The accompanying notes are an integral part of these financial statements.

Alphega Innovations Corporation

Statement of Cash Flows

For the Period from inception (July 24, 2024) to November 30, 2024

Cash flows from operating activities
Net loss	$(47,945)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock issued for license fees	30,000
Net change in operating assets and liabilities
Due to Related Party	17,945
Net Cashflow from operating activities	-

Net Cashflow from financing activities	-

Net Cashflow from investing activities	-

CHANGE IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$-

Cash paid for
Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

ALPHEGA INNOVATIONS CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Alphega Innovations Corporation (“Alphega” or “the Company”) was incorporated in Wyoming on July 24, 2024. We are a development-stage company focused on the immersive technology industry, aiming to meet the growing demand for personal and corporate solutions. These include corporate wellness, employee training, digital education, market research, and community engagement, all driven by innovation in corporate services, workforce development, and employee well-being. Our solutions will incorporate advanced technologies such as augmented reality (AR), virtual reality (VR), and Metaverse environments.

We plan to use the net proceeds from this offering to fund our operations (see “Use of Proceeds”) and implement our business plan. Our initial focus will be on the following:

•Developing immersive Platforms and Applications: Creating AR/VR-enabled applications for corporate wellness, mental wellness solutions, and fitness transformation, with potential integration of Artificial Intelligence (Al) for enhanced personalization.

•Establishing Strategic Partnerships: Collaborating with businesses, educational institutions, and wellness centers to pilot and refine our solutions.

•Launching Marketing Initiatives: Targeting key markets, including corporate HR departments fitness centers, and health organizations, to raise awareness and gather feedback.

Going Concern Consideration

The Company’s financial statements as of November 30, 2024, have been prepared using generally accepted accounting principles in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated losses from inception (July 24, 2024) to November 30, 2024, totaling $47,945. These factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period. The company plans to raise capital through private placement or borrowing arrangements.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third-party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of November 30, 2024, and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company may be subject to potential examination by United States taxing authorities in income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with United States tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted United States company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the United States. As such, the Company’s tax provision was zero for the periods presented.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period in accordance with ASC 260, Earning per Share. For the period from July 24, 2024, to November 30, 2024, the weighted average number of shares outstanding was adjusted to reflect the exclusion of a total of 14,670,000 ordinary shares.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account, and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of our Company. Unobservable inputs are inputs that reflect our Company’s assumptions about the factors that market participants would use in valuing the asset or liability. The fair value hierarchy consists of the following three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs other than quoted prices included in Level 1 that are observable in the marketplace either directly (i.e., as prices) or indirectly (i.e., derived from prices).

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value of the Company’s liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Recently Issued Accounting Standards

Management does not believe that any recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s financial statements.

NOTE 3. RELATED PARTY TRANSACTIONS

The related parties had transactions for the period ended November 30, 2024, consisting of the following:

Name of the related parties	Nature of relationship
Lingyun Mao	Shareholder
Fairbanks Global Partners II LLC	Shareholder
One World Engineering Corp	Shareholder
Want Pty Ltd ATF Wang Family Trust	Shareholder
Shabnoor Shah	Shareholder

2024

Accrued Services
Lingyun Mao	$315
Fairbanks Global Partners II LLC	$16,180
One World Engineering Corp	$950
Wang Pty Ltd ATF Wang Family Trust	$250
Shabnoor Shah	$250
Total Due to related party	$17,945

As of November 30, 2024, balances due to related parties primarily represent the consulting services provided by the shareholders.

NOTE 4. SHAREHOLDERS DEFICIT

Common Stock

Authorized: 500,000,000 shares of voting common stock with a par value of $0.0001, 200,000,000 shares of preferred stock with a par value of $0.0001. As of November 30, 2024, the Company had 14,670,000 shares of common stock outstanding.

During the period ended November 30, 2024, the Company engaged in the following equity events:

Sale of Common Stock and Subscriptions

From July 24, 2024 through November 30, 2024, the Company issued 5,370,000 shares of the Company’s common stock to investors for an aggregate purchase price of $59,100. The Company received the proceeds from investors in January 2025.

Shares issued for license fees

From July 24, 2024 through November 30, 2024, the Company issued 300,000 shares of the Company’s common stock to Locus Social Inc. as initial license fee of $30,000.

Shares issued to founders

On July 29, 2024, the Company issued 9,000,000 shares of the Company’s Common Stock to founders.

NOTE 5. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date and through the date of this filing. The Company has reviewed subsequent events occurring after the balance sheet date and has determined that these events necessitate adjustments to or disclosure in the accompanying financial statements.

The share subscription receivable of $59,100 was received in full in January 2025.

Alphega Innovations Corporation

Balance Sheet

	May 31, 2025	November 30, 2024

Assets
Current Assets
Cash at bank	$25,647	$-
Total Current Assets	25,647	-

Total Assets	25,647	-

Liabilities and Stockholders’ equity (deficit)
Current liabilities:
Accounts payable	16,080	-
Due to related parties	939,338	-
Total current liabilities	955,418	-

Non-Current liabilities:
Loan from related party	12,044
Other non-current loan	1,017	17,945
Total Non-current liabilities	13,061	17,945

Total Liabilities	968,479	17,945

Stockholders' equity:
Common stock $0.0001 par value; 500,000,000 shares authorized; 14,670,000 shares issued and outstanding as of May 31, 2025, and November 30, 2024	1,467	1,467
Preferred stock $0.0001 par value; 200,000,000 shares authorized; nil shares issued	-	-
Subscription Receivable	-	(59,100)
Additional Paid-in Capital	87,633	87,633
Accumulated deficit	(1,031,932)	(47,945)
Total shareholders’ deficit	(942,832)	(17,945)

Total liabilities and shareholders’ equity	$25,647	$-

The accompanying notes are an integral part of these unaudited financial statements.

Alphega Innovations Corporation

Statement of Operations

(Unaudited)

	Three Months Ended May 31, 2025	Six Months Ended May 31, 2025
Expenses
Consulting	$47,725	$112,325
Legal and Professional services	322,213	870,423
Dues and Subscriptions	38	38
Regularity fee	578	578
Financial charges	225	623
Total Expenses	370,779	983,987

Loss from Operations	(370,779)	(983,987)
Loss before income tax	(370,779)	(983,987)

Income taxes	-	-

Net Loss	$(370,779)	$(983,987)

Basic and diluted weighted average shares outstanding	14,670,000	14,670,000
Basic and diluted net loss per share	$(0.03)	$(0.07)

The accompanying notes are an integral part of these unaudited financial statements.

Alphega Innovations Corporation

Statement of Stockholders’ Deficit

For the Three Months Ended May 31, 2025

(Unaudited)

	Common stock at par value		Preferred stock at par value
	Shares	Amount	Shares	Amount	Subscription Receivable	Additional Paid-In- Capital	Accumulated Deficit	Total Stockholders’ Deficit
		$		$	$	$	$	$
Balance as of November 30, 2024	14,670,000	1,467	-	-	(59,100)	87,633	(47,945)	(17,945)
Proceeds from sales of common stock	-	-	-	-	59,100	-	-	59,100
Net Loss	-	-	-	-	-	-	(613,208)	(613,208)
Balance as of February 28, 2025	14,670,000	1,467	-	-	-	87,633	(661,153)	(572,053)
Net Loss	-	-	-	-	-	-	(370,779)	(370,779)
Balance as of May 31, 2025	14,670,000	1,467	-	-	-	87,633	(1,031,932)	(942,832)

The accompanying notes are an integral part of these unaudited financial statements.

Alphega Innovations Corporation

Statement of Cash Flows

(Unaudited)

Six Months Ended May 31, 2025

Cash flows from operating activities
Net loss	$(938,987)
Adjustments to reconcile net loss to net cash provided by operating activities

Net change in operating assets and liabilities
Due to Related Party	921,393
Accounts payable	16,080
Net Cashflow from operating activities	(46,514)

Cash flow from financing activities:
Subscriptions Receivable	59,100
Loan from related party	12,044
Other non-current loan	1,017
Net Cashflow from financing activities	72,161

CHANGE IN CASH	25,647
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$25,647

Supplemental cash flow information:
Cash paid for interest	$-
Cash paid for Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

ALPHEGA INNOVATIONS CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Alphega Innovations Corporation (“Alphega” or “the Company”) was incorporated in Wyoming on July 24, 2024. We are a development-stage company focused on the immersive technology industry, aiming to meet the growing demand for personal and corporate solutions. These include corporate wellness, employee training, digital education, market research, and community engagement, all driven by innovation in corporate services, workforce development, and employee well-being. Our solutions will incorporate advanced technologies such as augmented reality (AR), virtual reality (VR), and Metaverse environments.

We plan to use the net proceeds from this offering to fund our operations (see “Use of Proceeds”) and implement our business plan. Our initial focus will be on the following:

•Developing immersive Platforms and Applications: Creating AR/VR-enabled applications for corporate wellness, mental wellness solutions, and fitness transformation, with potential integration of Artificial Intelligence (Al) for enhanced personalization.

•Establishing Strategic Partnerships: Collaborating with businesses, educational institutions, and wellness centers to pilot and refine our solutions.

•Launching Marketing Initiatives: Targeting key markets, including corporate HR departments fitness centers, and health organizations, to raise awareness and gather feedback.

Going Concern Consideration

The Company’s unaudited financial statements as of May 31, 2025 have been prepared using generally accepted accounting principles in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated losses as of May 31, 2025, totaling $1,031,932. These factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period. The company plans to raise capital through private placement or borrowing arrangements.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third-party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of November 30, 2024, and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company may be subject to potential examination by United States taxing authorities in income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with United States tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted United States company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the United States. As such, the Company’s tax provision was zero for the periods presented.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common stocks outstanding during the period in accordance with ASC 260, Earning per Share. For the three and six months ended May 31, 2025, the weighted average number of shares outstanding was adjusted to reflect the exclusion of a total of 14,670,000 common stocks.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account, and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of our Company. Unobservable inputs are inputs that reflect our Company’s assumptions about the factors that market participants would use in valuing the asset or liability. The fair value hierarchy consists of the following three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs other than quoted prices included in Level 1 that are observable in the marketplace either directly (i.e., as prices) or indirectly (i.e., derived from prices).

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value of the Company’s liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Recently Issued Accounting Standards

Management does not believe that any recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s financial statements.

NOTE 3. NON-CURRENT LOAN TRANSACTIONS

Alphega Innovations Corporation entered into a loan agreement with SUN YUN BO on April 10, 2025. The total amount of money being borrowed from the Lende (SUN YUN BO) is $1,000. The total amount of the Borrowed Money, including principal and interest, shall be due and payable in 18 months (Due Date), and the Loan can be renewed after eighteen (18) months at a rate equal to the Interest Rate (12%) above SOFR (meaning SOFR plus Interest Rate, also referred to as Renewed Interest Rate). The accrued interest is capitalized and added to the principal amount of the loan.

NOTE 4. RELATED PARTY TRANSACTIONS

The related parties had transactions for the six months ending May 31, 2025, consisting of the following:

Name of the related parties	Nature of relationship
Lingyun Mao	Shareholder
Fairbanks Global Partners II LLC	Shareholder
One World Engineering Corp	Shareholder
Want Pty Ltd ATF Wang Family Trust	Shareholder
Shabnoor Shah	Shareholder
IM Abundance Pty Ltd	Entity under the common control

Accrued Services	May 31, 2025	November 30, 2024
Lingyun Mao	$315	$315
Fairbanks Global Partners II LLC	$513,510	$16,180
One World Engineering Corp	$240,650	$950
Wang Pty Ltd ATF Wang Family Trust	$250	$250
Shabnoor Shah	$96,425	$250
IM Abundance Pty Ltd	$88,188	$-
Total Due to related party	$939,338	$17,945

As of May 31, 2025, balances due to related parties primarily represent the consulting and professional services provided by the shareholders.

Alphega Innovations Corporation entered into a loan agreement with Luis Carlos Ung on May 20, 2025. The total amount of money being borrowed from the Lender (Luis Carlos Ung) is $12,000.

The total amount of the Borrowed Money, including principal and interest, shall be due and payable in 18 months (Due Date), and the Loan can be renewed after eighteen (18) months at a rate equal to the Interest Rate (12%) above SOFR (meaning SOFR plus Interest Rate, also referred to as Renewed Interest Rate). The accrued interest is capitalized and added to the principal amount of the loan.

NOTE 5. SHAREHOLDERS DEFICIT

Common Stock

Authorized: 500,000,000 shares of voting common stock with a par value of $0.0001, As of May 31, 2025, the Company had 14,670,000 shares of common stock outstanding.

Preferred Stocks

200,000,000 Authorized shares of preferred stock with a par value of $0.0001. As of May 31, 2025, no preferred stock is issued and outstanding.

For the period between inception and May 31, 2025, the Company engaged in the following equity events:

Sale of Common Stock and Subscriptions

From July 24, 2024, through November 30, 2024, the Company issued 5,370,000 shares of the Company’s common stock to investors for an aggregate purchase price of $59,100.  The company has received the proceeds from investors in January 2025.

Shares issued for license fees

From July 24, 2024, through November 30, 2024, the Company issued 300,000 shares of the Company’s common stock to Locus Social Inc. as initial license fee of $30,000.

Shares issued to founders

On July 29, 2024, the Company issued 9,000,000 shares of the Company’s Common Stock to founders.

NOTE 6. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date and through the date of this filing. The Company has reviewed subsequent events occurring after the balance sheet date and has determined that these events necessitate adjustments to or disclosure in the accompanying financial statements.

On June 12, 2025, the Company entered into a strategic partnership with Mamluk Enterprises, pursuant to which the parties agreed to establish Alphega Consulting Co., a majority-owned subsidiary, to operate Mamluk’s consulting business under a lease-to-own arrangement. Under the definitive agreements, NewCo was granted exclusive rights to lease and potentially acquire Mamluk’s consulting assets based on an EBITDA multiple. Mamluk was also granted discounted share purchase rights to acquire up to 10% of the Company’s stock within 12 months, along with a Management & Earn-Out Agreement providing for performance-based compensation, earn-outs, and board representation. Mamluk will retain operational oversight, while the Company will maintain majority ownership and control.

OUTSIDE BACK COVER OF PROSPECTUS

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by Alphega Innovations Corporation. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until _______________, 2025 [90 days from the date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Alphega Innovations Corporation

1,000,000 Shares

Common Stock

PROSPECTUS

September 12, 2025

*

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$153
Legal fees and expenses	20,000
Accounting fees and expenses	25,000
Miscellaneous	2,500
TOTAL	$47,653

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Wyoming Business Corporation Act and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, we have issued the following unregistered securities:

Common Stock Issuances

On July 29, 2024, we issued a total of 5,500,000 Founder’s shares of Common stock to Lingyun Mao.

On July 29, 2024, we issued a total of 2,000,000 Founder’s shares of Common stock to Fairbanks Global Partners II LLC, an entity controlled by Luis Carlos Ung.

On July 29, 2024 and November 29, 2024, we issued a total of 1,500,000 shares of Common stock as 500,000 Founder’s shares and subscription of 1,000,000 shares to One World Engineering Corporation, an entity controlled by Luis Carlos Ung.

On July 29, 2024 and November 29, 2024, we issued a total of 1,100,000 shares of Common stock as 500,000 Founder’s shares and subscription of 600,000 shares to Wang Pty. Ltd. ATF Wang Family Trust, an entity controlled by Hung Fong Wang.

On November 29, 2024, we issued a total of 1,200,000 shares of Common stock pursuant to a subscription agreement for the purchase of company shares to Hao Tang.

On November 29, 2024, we issued a total of 1,000,000 shares of Common stock pursuant to a subscription agreement for the purchase of company shares to Weiguo Lu.

On July 29, 2024 and November 29, 2024, we issued a total of 1,000,000 shares of Common stock as payment for services (500,000 Founder’s shares) and subscription (500,000 shares) to Shabnoor Shah.

On November 29, 2024, we issued a total of 500,000 shares of Common stock pursuant to a subscription agreement for the purchase of company shares to Lei Liao.

On November 29, 2024, we issued a total of 300,000 shares of Common stock pursuant to a subscription agreement for the purchase of company shares to Chongli Wang.

On November 29, 2024, we issued a total of 170,000 shares of Common stock pursuant to a subscription agreement for the purchase of company shares to Naibo Han.

On November 29, 2024, we issued a total of 100,000 shares of Common stock pursuant to a subscription agreement for the purchase of company shares to Boyu Du.

On November 30, 2024, we issued a total of 300,000 shares of Common stock to Locus Social, Inc., an entity controlled by Shaofeng Yang, pursuant to the terms of the License Agreement of even date.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iii)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(i)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith(*)	Filing Type	Date Filed
3.1	Articles of Incorporation		S-1	4/14/25
3.2	Bylaws		S-1	4/14/25
5.1	Opinion of JDT Legal		S-1	4/14/25
10.1	License Agreement dated November 30, 2024, with Locus Social, Inc.		S-1/A	8/29/25
23.1	Consent of TAAD LLP	*
23.2	Consent of JDT Legal (included in Exhibit 5.1)		S-1	4/14/25
107	Calculation of Registration Fee		S-1	4/14/25

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Alphega Innovations Corporation

Date:	September 12, 2025	By: /s/ Luis Carlos Ung
Name: Luis Carlos Ung
Title: Chief Executive Officer

Signature	Title	Date

/s/ Luis Carlos Ung	President, CEO, Secretary, Director	September 12, 2025
Name: Luis Carlos Ung	(Principal Executive Officer)

/s/ Hung Fong Wang	CFO, Treasurer, Director	September 12, 2025
Name: Hung Fong Wang	(Principal Financial Officer and Principal Accounting Officer)

/s/ Shabnoor Shah	COO	September 12, 2025
Name: Shabnoor Shah